Exhibit 99.1

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Contents

Report of Independent Registered Public Accounting Firm

Financial Statements:

Page
Consolidated Balance Sheet as of December 31, 2007	2

Consolidated Statements of Income and Other Comprehensive Income for the Years Ended December 31, 2007 and 2006	3

Consolidated Statements of Shareholders’ Equity for the Years Ended December 31, 2007 and 2006	4

Consolidated Statements of Cash Flows for the Years Ended December 31, 2007 and 2006	6

Notes to Consolidated Financial Statements	6-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders of Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd.

We have audited the balance sheet of Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd and Subsidiary (the “Company”) as of December 31, 2007 and the related statements of income and other comprehensive income,  shareholders’ equity and cash flows for each of the two years ended December 31, 2007 and 2006.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with U.S. generally accepted accounting principles.

Goldman Parks Kurland Mohidin LLP

Encino, California

March 25, 2008

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD
 AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2007

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$393,147
Restricted cash	537,098
Accounts receivable, net	4,762,822
Retentions receivable	191,319
Inventories	7,928,408
Advances to suppliers	158,750
Other receivables	766,231
Due from related party	118,560

Total current assets	14,856,335

PROPERTY AND EQUIPMENT, net	2,040,809

Accounts receivable, net	949,998
Retentions receivable	169,309
Intangible assets, net	534,208

Total noncurrent assets	1,653,515

TOTAL ASSETS	$18,550,659

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,128,585
Customer deposits	3,125,406
Tax payable	503,010
Other payables	807,700
Due to related party	445,990
Loan payable	4,619,856

Total current liabilities	12,630,547

CONTINGENCIES

MINORITY INTEREST	-

STOCKHOLDERS' EQUITY
Paid in capital	3,120,632
Statutory reserve	506,532
Accumulated other comprehensive income	473,859
Retained earnings	1,819,089

Total stockholders' equity	5,920,112

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,550,659

The accompanying notes are an integral part of these consolidated financial statements

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD
 AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Net sales	$13,273,151	$8,205,166

Cost of goods sold	(8,667,353)	(5,710,540)

Gross profit	4,605,798	2,494,626

Operating expenses
Selling expenses	(1,681,624)	(1,181,230)
General and administrative expenses	(687,466)	(461,491)

Total operating expenses	(2,369,090)	(1,642,721)

Income from operations	2,236,708	851,905

Non-operating income
Interest income	175,084	96,346
Interest expense	(230,905)	(81,039)
Other income	45,126	25,740
Other expenses	(16,939)	(1,460)
Subsidy income	52,591	-

Total non-operating income	24,957	39,587

Income before income tax	2,261,665	891,492

Income tax expense	(175,647)	(72,564)

Income after income tax	2,086,018	818,928

Minority interest	1,873	13,684

Net income	2,087,891	832,612

Other comprehensive item
Foreign currency translation	333,449	101,669

Comprehensive Income	$2,421,340	$934,281

The accompanying notes are an integral part of these consolidated financial statements

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD
 AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31,2007 AND 2006

	Paid in capital	Statutory reserves	Other comprehensive income	Retained earnings	Total

Balance at December 31, 2005	$1,824,905	$211,701	$38,741	$113,767	$2,189,114

Capital contribution	375,377	-	-	-	375,377

Net income for the year	-	-	-	832,612	832,612

Transfer to statutory reserves	-	84,663	-	(84,663)	-

Foreign currency translation gain	-	-	101,669	-	101,669

Balance at December 31, 2006	2,200,282	296,364	140,410	861,716	3,498,772

Equity reclassification	920,350	-	-	(920,350)	-

Net income for the year	-	-		2,087,891	2,087,891

Transfer to statutory reserves	-	210,168	-	(210,168)	-

Foreign currency translation gain	-	-	333,449	-	333,449

Balance at December 31, 2007	$3,120,632	$506,532	$473,859	$1,819,089	$5,920,112

The accompanying notes are an integral part of these consolidated financial statements

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD
 AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,087,891	$832,612
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	104,055	67,621
Unearned interest on accounts receivable	(122,379)	81,778
Minority interest	(1,873)	(13,684)
(Increase) decrease in current assets:
Accounts receivable	(2,526,521)	(1,207,427)
Retentions receivable	70,446	(119,285)
Advances to suppliers	(45,386)	776,981
Other receivables	(327,734)	19,506
Inventory	(2,184,063)	(2,849,317)
Restricted cash	(135,915)	159,464
Increase (decrease) in current liabilities:
Accounts payable	979,881	1,336,090
Unearned revenue	1,265,085	1,097,472
Tax payable	326,053	(105,052)
Other payables	513,507	(128,346)

Net cash provided by (used) in operating activities	3,047	(51,587)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(909,280)	(115,929)
Construction in progress	-	(773,561)

Net cash used in investing activities	(909,280)	(889,490)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due from / (to) shareholder	(699,247)	(329,947)
Short term loan	1,774,966	921,937
Capital contribution	-	375,338

Net cash provided by financing activities	1,075,719	967,328

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	21,366	7,302

NET INCREASE IN CASH & CASH EQUIVALENTS	169,486	26,251

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	202,295	168,742

CASH & CASH EQUIVALENTS, END OF YEAR	$393,147	$202,295

Supplemental Cash flow data:
Income tax paid	$134,033	$73,164
Interest paid	$280,719	$41,892

The accompanying notes are an integral part of these consolidated financial statements

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Shenyang Taiyu Machinery and Electronic Equipment Co., Ltd. (the “Company” or “Taiyu”) was incorporated in the Liaoning Province, People’s Republic of China (“PRC”) in July, 2002.  Taiyu is engaged in manufacturing and sale of plate heat exchangers and various packages, thermo meter testing devices and heat usage calculators.  The Company is an authorized OEM of the SONDEX brand; SONDEX is the second largest plate heat exchanger manufacturer in the world.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principle of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its 55% owned subsidiary, Qingdao Yushi Heat Power Equipment Co., Ltd (Yushi).  Yushi is engaged in manufacturing and selling of heat power equipment. All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  As of December 31, 2007, the Company maintained restricted cash of $537,098 in several bank accounts, of which, $4,973 was collateralized for certain letters of credit, $532,125 was pledged for the guarantee of certain contacts execution and completion.

Accounts and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Based on historical collection activity, the Company had allowance of $330,518 at December 31, 2007.

At December 31, 2007, the Company had retentions receivable from customers for product quality assurance in the amount of $360,628.  The retention rate varies from 5% to 20% of the sales price with variable terms from 3 months to two years.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts receivable is net of unearned interest of $148,421 at December 31, 2007.  Unearned interest represents imputed interest on accounts receivable with due dates over one year from the invoice date discounted at the Company's borrowing rate which was 7.04 % in 2006 and 2007.

Inventories

Inventories are valued at the lower of cost or market with cost determined on a moving weighted average basis. Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method with a 10% salvage value and estimated lives ranging from 5 to 20 years as follows:

Building	20 years
Vehicle	5 years
Office Equipment	5 years
Production Equipment	5-10 years

Land Use Right

Right to use land is stated at cost less accumulated amortization. Amortization is provided using the straight-line method over 50 years.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  Based on its review, the Company believes that, as of December 31, 2007, there were no significant impairments of its long-lived assets.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company does not have any significant deferred tax asset or liability that relate to tax jurisdictions not covered by the tax holiday.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48.  As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders equity.  When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sales revenue represents the invoiced value of goods, net of value-added tax (“VAT”).  All of the Company’s products that are sold in the PRC are subject to Chinese value-added tax of 17% of the gross sales price.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.  The Company recorded VAT payable and VAT receivable net of payments in the financial statements.  The VAT tax return is filed offsetting the payables against the receivables.

VAT payable on sales and VAT on purchases was $2,317,620 and $1,524,804 for the year ended December 31, 2007 and $1,425,993 and $1,202,313 for the year ended December 31, 2006, respectively.  Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.  VAT taxes are not affected by the income tax holiday.

Sales returns and allowances was $ 0 for both 2007 and 2006. The Company does not provide unconditional right of return, price protection or any other concessions to its customers.

The Company provides free after-sale service for a period of one year.  During 2007 and 2006, the Company recorded $383,177 and $76,023, of such expenses, respectively, which is included in selling expenses.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, direct labor, and manufacturing overhead which are directly attributable to the production of products.  Write-down of inventories to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company's operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic and Diluted Net Income per Share

The Company is a limited company formed under the laws of the PRC. Like limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  All of the Company's assets are located in the PRC.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements

Business Combinations

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific items, including:

•	Acquisition costs will be generally expensed as incurred;

•	Noncontrolling interests (formerly known as “minority interests” – see SFAS 160 discussion below) will be valued at fair value at the acquisition date;

•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

•	Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

•	Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Earlier adoption is prohibited. Accordingly, since we are a calendar year-end company we will continue to record and disclose business combinations following existing GAAP until January 1, 2009. We expect SFAS 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Like SFAS 141R discussed above, earlier adoption is prohibited. We have not completed our evaluation of the potential impact, if any, of the adoption of SFAS 160 on our consolidated financial position, results of operations and cash flows.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which establishes a framework for measuring fair value, and expands disclosures about fair value measurements required under the accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. Additionally, it establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for fiscal year, including financial statements for an interim period within the fiscal year. The Company is currently evaluating the impact, if any, that SFAS No. 157 will have on its financial statements.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R

In September 2006, the FASB, issued SFAS, No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R,” which requires employers to recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS No. 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS No. 158 are effective for fiscal years ending after December 15, 2006. We adopted the provisions of SFAS No. 158 for the year end 2006, and the effect of recognizing the funded status in accumulated other comprehensive income was not significant. The new measurement date requirement applies for fiscal years ending after December 15, 2008.

Fair Value Option for Financial Assets and Financial Liabilities

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  The statement

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company is analyzing the potential accounting treatment.

Considering the Effects of Prior Year Misstatements in Current Year Financial Statements

In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The Company adopted SAB 108 in the fourth quarter of 2006 with no impact on its financial statements.

3. INVENTORIES

Inventories at December 31, 2007 were as follows:

Raw materials	$3,865,575
Work in process	48,627
Finished Goods	4,014,206
Total	$7,928,408

4. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2007:

Building	$1,624,651
Production equipment	298,242
Office equipment	156,368
Vehicles	134,724
2,213,985
Less: Accumulated depreciation	(173,176)
$2,040,809

Depreciation expense for the years ended December 31, 2007 and 2006 was $51,488 and $48,953, respectively.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

5. MINORITY INTEREST

Minority interest represented 45% interest in Yushi. At December 31, 2007, minority interest was zero as the minority’s share of cumulative losses exceeded its equity interest in Yushi. Minority’s share of loss for the year ended December 31, 2007 was limited to $1,873.

6. OTHER RECEIVABLES

Other receivables consisted of cash advances to vendors, prepayment and deposits for freight insurance expense and bid, and cash advance to its employees for normal business purposes such as travelling expense.

7. RELATED PARTY TRANSACTIONS

Due from Related Party

Due from related party of $118,560 represent short term advance to one of the Company’s shareholder in the amount of $13,074 at December 31, 2007; and accounts receivables from this shareholder in the amount of $105,486 at December 31, 2007 resulting from sales to this shareholder of $174,901 for 2007 and $226,104 for 2006, respectively.

Due to Related Party

Due to related party consisted of the balance of advance from same shareholder at December 31, 2007 of $106,123 with interest rate of 6.903% per annum, principal and interest payable upon request.  During 2007 and 2006, the Company recorded interest expense to this shareholder of $63,513 and $55,545, respectively.  Due to related party also consisted of accounts payable arising from purchase of goods and technical support from same shareholder in the amount of $339,867.  Purchase from this shareholder during 2007 and 2006 were $0 and $215,031, respectively.

8. INTANGIBLE ASSETS

Intangible assets mainly consisted of Land Use Right and working software. All land in the PRC is government owned and can not be sold to any individual or company. However, the government grants the user a “land use right” (the Right) to use the land. The Company acquired land use rights during 2005 for $439,850.  The Company has the right to use the land for 50 years and is amortizing the Right on a straight-line basis for 50 years.  Intangible assets consisted of following at December 31, 2007:

Land use right	$486,618
Software	140,476
627,094
Less: accumulated amortization	(92,886)
$534,208

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

Amortization expense for 2007 and 2006 was $52,567 and $18,669, respectively. Amortization expense for the next five years is expected to be as follows: $11,323, $11,323, $11,323, $11,323 and $11,323, respectively.

9. MAJOR CUSTOMERS AND VENDORS

Five major customers accounted for 51% and 53% of the Company’s net revenue for years 2007 and 2006, respectively.  For year 2007, each customer accounted for about 21%, 9%, 8%, 7% & 6% of the sales.  For year 2006, each customer accounted for about 19%, 11%, 10%, 8% and 5% of the sales.  At December 31, 2007, the total receivable balance due from these five customers was $2,824,396

One major vendor provided 22% and 33% of the Company’s purchase of raw materials for 2007 and 2006.  The Company did not have accounts payable to this vendor at December 31, 2007.

10. TAX PAYABLE

Tax payable consisted of the following at December 31, 2007:

Income tax payable	$74,981
Value added tax payable	421,009
Other taxes payable	7,020
$503,010

11. OTHER PAYABLES

Other payable mainly consisted of short term, non interest bearing advances from third parties and payables for the Company’s miscellaneous expenses.

12. LOAN PAYABLE – SHORT TERM

The Company is obligated for the following short term loans payable as of December 31, 2007:

Balance at December 31, 2007
Sort term loan with a commercial bank in the PRC for 6, 000,000 RMB, or $822,526. This loan was entered into on Apr 28, 2007 and is due on Apr 12, 2008. This loan bears interest at 7.029% per annum.	$822,526

Short term loan with a foreign commercial bank with branch in the PRC for 10,200,000 RMB. This loan was entered into on Jun 25, 2007 and is due on Jun 24, 2008. This loan bears interest at 5.265% per annum.	1,302,333

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

Balance at December 31, 2007
The Company entered into a series of short term loans during 2006 and 2007 with a third party company in the PRC for total of 10, 300,000 RMB. Some of the loans will mature on various dates in year 2008 and some of the loans are payable on demand. These loans bear interest at 6.903% per annum.	1,412,003

The Company entered into a series of short term loans during 2006 with another third party company in the PRC for total of 2,850,000 RMB, or $390,700. These loans are due on various dates in year 2008. These loans bear interest at 6.903% per annum.	390,670

The Company entered into a short term loan with another third party company in the PRC for 5,050,000 RMB. This loan was entered into on Aug 31, 2005 and was due on Aug 31, 2006. This loan bears no interest. Imputed interest on r the loan was immaterial. This loan became payable on demand after Aug 31, 2006. .	692,292

$4,619,856

13. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning privately-run enterprises, which are generally subject to tax at a statutory rate of 33% on income reported in the statutory financial statements after appropriated tax adjustments.

The Company as a manufacturing business is subject to a 15% income tax rate.  The Company was exempted from income tax for two years staring from the 1st profitable year since incorporation, and was subject to 50% discount of 15% income tax rate for 2005 through 2007.  Net income for the years ended December 31, 2007 and 2006 would have been lower by $175,000 and $82,000, respectively, if the Company did not benefit the from 50% income tax discount.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the year ended December 31, 2007:

US statutory rates	34%
Tax rate difference	(1%)
Effect of tax holiday	(25%)
Tax per financial statements	8%

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

14. STATUTORY RESERVES

Pursuant to the new corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus Reserve Fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common Welfare Fund

Common welfare fund is a voluntary fund that the Company can elect to transfer 5% to 10% of its net income to this fund.  The Company did not make any contribution to this fund for the year ended December 31, 2007.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

Pursuant to the "Circular of the Ministry of Finance (MOF) on the Issue of Corporate Financial Management after the Corporate Law Enforced" (No.67 [2006]), effective on April 1, 2006, issued by the MOF, companies transferred the balance of SCWF (Statutory Common Welfare Fund) as of December 31, 2005 to Statutory Surplus Reserve. Any deficit in the SCWF was charged in turn to Statutory Surplus Reserve, additional paid-in capital and undistributed profit of previous years. If a deficit still remains, it should be transferred to retained earnings and be reduced to zero by a transfer from after tax profit of following years. At December 31, 2005, the Company did not have a deficit in the SCWF.

15. SHAREHOLDERS’ EQUITY

The Company was formed in July 2002 with paid in capital of $1,824,905 (RMB 15,000,000).

On September 13, 2006, the shareholders injected $375,377 (RMB 3,000,000) cash to the Company as paid in capital.  Thus, the Company’s paid in capital was increased to $2,200,282 (RMB 18,000,000) as of December 31, 2006.

On May 25, 2007, the shareholders approved an increased in the Company’s paid in capital by additional $920,350 (RMB 7,000,000) by a transfer from retained earnings.

SHENYANG TAIYU MACHINERY & ELECTRONIC EQUIPMENT CO., LTD AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMER 31, 2007 and 2006

16. CONTINGENCIES

The Company sold goods to its customers and received Commercial Notes from the customers in lieu of the payments for accounts receivable.  The Company discounts the Notes with the bank or endorses the Notes to vendors, which could be for payment of their own obligations or get cash from the third parties.  Most of the Commercial Notes have maturity of less than six months.

At December 31, 2007, the Company is contingently liable to vendors for endorsed notes receivable amounting to $77,196.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’ s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.